Exhibit 99.1

Verticalnet Completes Private Placement Transaction

$3 Million Raised From Institutional Investors

Malvern, PA, August 6, 2004 – Verticalnet, Inc. (Nasdaq: VERT), a leading provider of supply management solutions, today announced that it had completed a private placement of the Company’s common stock with several institutional investors.

Verticalnet sold an aggregate of 3,000,000 shares of common stock for $1.00 per share. Gross proceeds were $3.0 million, or approximately $2.8 million net of expenses and placement agent fees. The institutional investors also received warrants to purchase an aggregate of 1,200,000 shares of common stock at $1.25 per share. The funds will be used for general corporate purposes.

The shares of common stock have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors absent registration or an applicable exemption from the registration requirements. Verticalnet has agreed to file a registration statement covering the resale of the securities issued in this transaction. The Shemano Group acted as placement agent in this transaction.

The private placement announced today is part of the Company’s ongoing efforts to strengthen its balance sheet while pursuing growth opportunities. “It is important for us to continue to strengthen our balance sheet,” said Gene S. Godick, Verticalnet EVP and CFO. “We believe that a stronger balance sheet helps us compete for new business, increases our customers’ confidence in us, and ultimately helps drive our growth in future quarters.”

About Verticalnet

Verticalnet is a leading provider of supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet has helped numerous Global 2000 companies take their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise. To learn more, please visit us at www.verticalnet.com.

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about strengthening the Company’s balance sheet, obtaining new business, increased customer confidence and growth in future quarters, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the continued availability and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software and services business, competition in our target markets, our ability to maintain our listing on the Nasdaq Stock Market, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in Verticalnet’s Annual Report on Form 10-K for the year ended December 31, 2003 and Verticalnet’s Form 10-Q for the quarter ended March 31, 2004, which have been filed with the SEC. Verticalnet is making these statements as of August 6, 2004 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

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Verticalnet is a registered trademark or a trademark in the United States and other countries of Vert Tech LLC.